U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2016
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch CO,	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

As previously disclosed in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed on April 19, 2016), two securities class action lawsuits were filed against us and certain of our current and former officers in the federal district court in Denver, Colorado in May of 2014. On February 19, 2015, the Court consolidated the cases and appointed the United Foods and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund as lead plaintiff, and approved its selection of law firms. The consolidated case is now captioned United Food and Commercial Workers Union v. Advanced Emissions Solutions, Inc., No. 14-cv-01243-CMA-KMT (U.S. District Court, D. Colo.) (the “Denver Securities Litigation”). Lead plaintiff filed “Lead Plaintiff’s Consolidated Amended Class Action Complaint” on April 20, 2015 (the “Consolidated Complaint”), to which Defendants filed a Motion to Dismiss on June 19, 2015. On May 16, 2016, lead plaintiff filed a Second Amended Complaint.

The lead plaintiff in the Denver Securities Litigation alleges that ADES and the other defendants misrepresented to the investing public ADES’s financial condition and its financial controls to artificially inflate and maintain the market price of ADES’s common stock. The Second Amended Complaint alleges claims for relief for: 1) alleged violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and 2) control person liability under Section 20(a) of the Exchange Act. The lawsuit seeks unspecified monetary damages together with costs and attorneys’ fees incurred in prosecuting the class action, among other relief, and alleges a class period covering all purchasers or acquirers of the common stock of ADES or its predecessor-in-interest during the proposed class period from May 12, 2011 through January 29, 2015.

Defendants had filed a motion to dismiss the Consolidated Complaint on June 19, 2015, contending that the Consolidated Complaint: 1) fails to meet the strict pleading standards required for Section 10(b) claims; and 2) fails to establish the primary violation required for any claim of secondary (control person) liability. Plaintiffs filed a response in opposition to this motion on July 2, 2015 and Defendants filed their reply brief on July 16, 2015. On March 7, 2016 the parties filed a stipulated motion to stay the case while the parties mediate the matter. On March 8, 2016, the motion to stay was granted, and the Defendants’ motion to dismiss was denied without prejudice with the option to refile should mediation fail. The case is presently stayed until further order of the court.

Following the mediation, which occurred in May of 2016, the parties came to an agreement in principle to settle the Denver Securities Litigation, and on June 30, 2016, the parties entered into a Stipulation and Agreement of Settlement (the “Denver Settlement”) to resolve the action in its entirety. Under the terms of the Denver Settlement, a payment of $4.0 million will be made in exchange for the release of claims against the defendants and other released parties by the lead plaintiff and all settlement class members, and for the dismissal of the action with prejudice. The Denver Settlement remains subject to the approval of the court. Prior to any final court approval of the Denver Settlement, potential settlement class members (i.e., all persons and entities who purchased or otherwise acquired our common stock during May 12, 2011 through January 29, 2015 ((both dates inclusive), with limited exclusions), will have an opportunity to exclude themselves from participating in the Denver Settlement or to raise objections with the court regarding the Denver Settlement or any part thereof. On June 30, 2016, the plaintiffs in the Denver Securities Litigation filed the Denver Settlement and related exhibits with the court and moved, among other things, for the court to preliminarily approve the Denver Settlement, to approve the contents and procedures for notice to potential settlement class members, to certify the Denver Securities Litigation as a class action for settlement purposes only, and to schedule a hearing for the court to consider final approval of the Denver Settlement.

The Denver Settlement contains no admission of liability, and all of the defendants in the Denver Securities Litigation have expressly denied, and continue to deny, all allegations of wrongdoing or improper conduct. If the Denver Settlement is approved by the Court, our insurance carriers will fund the $4.0 million Denver

Settlement. In the event the Denver Settlement is not approved by the court or otherwise does not become effective for any reason, the Denver Settlement will become null and void, all things of value will be returned to the party providing them, and the case will move forward. Under those circumstances, all of the defendants intend to continue to defend themselves vigorously against the allegations in the Second Amended Complaint.

The foregoing description of the Denver Settlement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stipulation and Agreement of Settlement (including Exhibits), which will be filed as an exhibit to the Company’s next periodic report on Form 10-Q for the quarter ending June 30, 2016, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on October 22, 2015, Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”), as borrower, entered into a credit agreement (as subsequently amended, the “Credit Agreement”), with the lenders named therein, and Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”) and collateral agent. On June 30, 2016, the Company, the required lenders under the Credit Agreement and the Administrative Agent agreed to terminate the Credit Agreement (the “Payoff Letter”), prior to the maturity date of July 8, 2016, effective upon the Company’s prepayment of the total principal balance of the loans and advances made to or for the benefit of the Company, together with all accrued but unpaid interest, and the total amount of all fees, costs, expenses and other amounts owed by the Company thereunder, including a prepayment premium (the “Payoff Amount”). The Payoff Amount was paid on June 30, 2016 (the “Payoff Date”) and equals $9.9 million. The Payoff Letter includes a waiver by the lenders for a portion of the prepayment premium of 4% reflected in the Credit Agreement.

Upon termination of the Credit Agreement, all obligations of the parties to the Credit Agreement were automatically and irrevocably satisfied and discharged in full, except for indemnity obligations that survive termination and outstanding fees and expenses of the required lenders in connection with the termination of the Credit Agreement. The Payoff Letter grants the Company the authority to prepare and file the certain UCC termination statements and such other releases, discharges and relating filings as may be necessary to terminate any security interests created under the Credit Agreement.

Franklin Mutual Quest Fund and MFP Investors LLC, lenders under the Credit Agreement, are also beneficial owners of securities in the Company.

The foregoing description of the Payoff Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Payoff Letter, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 6, 2016, the Company issued a press release regarding the disclosures discussed in Item 1.01 and Item 1.02 of this report. The information furnished pursuant to this Item 7.01, including the attached exhibit 99.1, shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibit No.	Description
10.1	Payoff Letter among Advanced Emissions Solutions, Inc., the creditors under the Credit Agreement and the Administrative Agent.
99.1	Press Release dated July 6, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 6, 2016

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Payoff Letter among Advanced Emissions Solutions, Inc., the creditors under the Credit Agreement and the Administrative Agent.
99.1	Press Release dated July 6, 2016.

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